Exhibit 99.1

Lucas Energy, Inc. Receives Aggregate of
$5.9 Million Net Proceeds from
Series C Warrants Exercised at $2.48 per share

For Immediate Release

HOUSTON, TEXAS - (GlobeNewswire) – August 8, 2011 – Lucas Energy, Inc. (NYSE Amex - LEI) (“Lucas” or the “Company”), an independent oil and gas company, which has assets in the Austin Chalk and Eagle Ford Trends to the South of San Antonio, Texas, announced that holders of its Series C Warrants have exercised all the outstanding Series C Warrants and the aggregate proceeds have been received by the Company as of August 4, 2011.  The exercise price for the Series C Warrants was $2.48 per share of the Company's common stock.

An aggregate of 777,628 Series C Warrants were exercised by the investors effective July 18, 2011, pursuant to which the Company received an aggregate of approximately $1.8 million, after deducting approximately $116,000 of commissions to the placement agent.  Between July 25, 2011 and August 1, 2011, an aggregate of 162,500 Series C Warrants were exercised, pursuant to which the Company received an aggregate of approximately $262,000, after deducting approximately $16,000 of commissions.  On August 3, 2011, exercise notices were received for all of the remaining 1,620,378 Series C Warrants, pursuant to which the Company received an aggregate of approximately $3.8 million, after deducting approximately $241,000 of commissions.  In total, the Company received an aggregate of approximately $5.9 million, net of commissions, from the exercise of the Series C Warrants.

"We appreciate the investors for their exercises of the Series C Warrants, especially under the current financial market conditions," said Andrew Lai, Chief Financial Officer of Lucas Energy, Inc., who continued, "Their confidence in Lucas Energy will only make us more committed to growing the Company by increasing our crude oil production efficiently and monetizing and strategically divesting non-core oil and gas assets to allow us to focus on, and further fund, the development of our Austin Chalk interests and other promising oil and gas properties.  Our goal is to maximize our shareholder value."

The Company plans to use the funds raised in connection with the exercises for advancement of its drilling activity in the Austin Chalk and Eagle Ford formations in its Gonzales and Wilson County properties in South Texas, property acquisitions, and general working capital purposes.

Company Website:	www.lucasenergy.com

Contacts:
Andrew Lai, CFO	Michael Brette J.D., Advisor
alai@lucasenergy.com	mikebrette@gmail.com
(713) 528-1881	(951) 236-8473

Forward-Looking Statement

This Press Release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Act”) and Section 21E of the Securities Act of 1934, as amended (the “Exchange Act”). In particular, the words "believes," "expects," "intends," "plans," "anticipates," or "may," and similar conditional expressions are intended to identify forward-looking statements and are subject to the safe harbor created by these Acts. Any statements made in this news release about an action, projection, event or development, are forward-looking statements. Such statements are based upon assumptions that in the future may prove not to have been accurate and are subject to significant risks and uncertainties.  Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, it can give no assurance that its forward-looking statements will prove to be correct. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company. Statements regarding future drilling and production are subject to all of the risks and uncertainties normally incident to the exploration and development of oil and gas. These risks include, but are not limited to, completion risk, dry hole risk, price volatility, reserve estimation risk, regulatory risk, potential inability to secure oilfield service risk as well as general economic risks and uncertainties, as disclosed in the Company’s SEC filings (including its Form 10-K and Form 10-Q’s). Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from those projected. The forward-looking statements in this press release are made as of the date hereof. The Company takes no obligation to update or correct its own forward-looking statements, except as otherwise required by law, or those prepared by third parties that are not paid by the Company. The Company’s SEC filings are available at http://www.sec.gov.